Exhibit 10.1

MINDSPEED TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Plan are:

(a) to attract and retain the best available personnel;

(b) to provide incentives to individuals who perform services to the Company;

(c) to align the interests of such individuals with the interests of the Company’s stockholders; and

(d) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Bonuses, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, a Stock Bonus, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Cause” means: (i) a felony conviction of the Participant; (ii) the commission by the Participant of an act of fraud or embezzlement against the Company and/or a Parent or Subsidiary of the Company; (iii) the Participant’s willful misconduct or gross negligence materially detrimental to the Company and/or a Parent or Subsidiary of the Company; (iv) the Participant’s continued failure to implement reasonable requests or directions received in the course of his or her employment; (v) the Participant’s wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional or habitual neglect by the Participant of his or her duties to the Company and/or a Parent or Subsidiary of the Company.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group within the meaning of Section 13(d) of the Exchange Act, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control;

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means the Compensation and Management Development Committee of the Board as it may be comprised from time to time or a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation and Management Development Committee of the Board in accordance with Section 4(a).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Mindspeed Technologies, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Covered Employee” will have the meaning set forth in Section 13(c).

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means the closing sale price of the Shares as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading on the relevant date, or if no sale of the Shares are reported for such date, the next preceding day for which there is a reported sale.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to Section 7.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 13(b).

(dd) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Person” will have the meaning set forth in Section 2(g)(i).

(ii) “Plan” means the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Service Provider” means an Employee, Outside Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Stock Appreciation Right.

(pp) “Stock Bonus” means Shares issued pursuant to a Stock Bonus Award under Section 10.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Successor Corporation” will have the meaning set forth in Section 16(c).

3. Stock Subject to the Plan.

(a) Aggregate. Subject to the provisions of Section 16, the maximum aggregate number of Shares that may be awarded under the Plan is 4,600,000 Shares plus any Shares subject to stock options, restricted stock units or similar awards granted under the Company’s 2003 Long-Term Incentives Plan (the “2003 Plan”) or the Company’s Directors Stock Plan (the “Directors Plan”) that expire or otherwise terminate without having been vested or exercised in full and Shares issued pursuant to awards granted under the 2003 Plan or the Directors Plan that are forfeited to the Company, with the Shares subject to such awards credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto and with the maximum number of Shares to be added to the Plan from the 2003 Plan and the Directors Plan equal to 4,237,593. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights will be counted against the numerical limits of Section 3(a) as 1.38 for every one (1) Share subject thereto. Further, if Shares subject to any such Award are forfeited to the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.38 times the number of Shares so forfeited will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to the Company, the expired or unexercised Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by: (A) the Board; or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi) to modify or amend each Award (subject to Sections 6(c) and 21(c));

(vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Non-Qualified Stock Options, Restricted Stock, Stock Bonuses, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may only be granted to Employees.

6. Limitations.

(a) Incentive Stock Option $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Non-Qualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan: during any Fiscal Year, no Employee will be granted: (i) an Option covering more than 1,500,000 Shares; (ii) Stock Appreciation Rights covering more than 1,500,000 Shares; (iii) Restricted Stock covering more than 600,000 Shares; (iv) Restricted Stock Units covering more than 600,000 Shares; (v) Performance Units having an initial value greater than $2,000,000; and (vi) Performance Shares covering more than 600,000 Shares.

(c) Repricings/Modifications. Except in connection with a corporate transaction involving the Company in accordance with Section 16 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchangeof shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

(d) Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year Awards covering more than 100,000 Shares.

7. Options.

(a) Number of Shares. Subject to the provisions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Service Provider.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option; and (B) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16.

(ii) Termination of Relationship as a Service Provider. Except as set forth in Sections 7(d)(iii) and 7(d)(iv), if a Participant ceases to be a Service Provider as a result of the Participant’s Disability or otherwise, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider. Unless otherwise provided by the Administrator, if on the date the Participant ceases to be a Service Provider, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after the Participant ceases to be a Service Provider, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Termination of Relationship as a Service Provider due to Cause. Unless otherwise provided by the Administrator, if a Participant’s status as a Service Provider is terminated by the Company for Cause, then the Participant’s Option will immediately terminate and be cancelled and the Participant may not exercise the Shares subject to the Option (whether vested or unvested) following his or her termination as a Service Provider and the Shares subject to the Option (whether vested or unvested) will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement as to the entire amount of Shares subject to the Option (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) years following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will fully vest and become exercisable. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of: (A) the expiration of the term of the Option set forth in the Award Agreement; or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange

Act. Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of: (A) the expiration of the term of the Option; or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. Subject to the provisions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(d) Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e) Voting Rights. During the Period of Restriction, a Participant holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f) Dividends and Other Distributions. During the Period of Restriction, a Participant holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(h) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Stock Bonuses.

(a) Stock Bonus. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant fully vested Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Stock Bonus Agreement. Each Stock Bonus will be evidenced by an Award Agreement that will specify the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, will determine.

11. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 11(d), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may accelerate, reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the provisions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Service Provider.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) cash flow, (ii) earnings before interest, taxes and depreciation, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iv) earnings per Share, (v) economic value added, (vi) expenses, (vii) gross margin, (viii) market share, (ix) net income, (x) net operating income, (xi) operating cash flow, (xii) operating income, (xiii) operating margin, (xiv) profit after-tax, (xv) profit before-tax, (xvi) return on assets, (xvii) return on equity, (xviii) return on investment, (xix) return on sales, (xx) revenue, (xxi) stock price and (xxii) total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Service Providers who would be considered a “covered employee” within the meaning of Section 162(m) of the Code(hereinafter a “Covered Employee”), (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m) of the Code) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14. Leaves of Absence. Unless otherwise provided in the Award Agreement, vesting of Awards granted hereunder will continue during any unpaid leave of absence duly authorized in writing by the Company; provided, however, that unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended if such leave exceeds six (6) months. A Participant will not cease to be an Employee in the case of: (i) any leave of absence approved by the Company; or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

For purposes of Incentive Stock Options, no leave of absence authorized in writing by the Company may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of such a leave of absence is not so guaranteed, then for Incentive Stock Option purposes, the Participant will be deemed to cease to be an Employee three (3) months and one day following the commencement of the leave of absence. As a result, the Participant would be permitted to exercise the Option and have it be treated as an Incentive Stock Option through the six (6) month anniversary of the commencement of the leave of absence. Six (6) months and one day following the commencement of the leave of absence, the Option would cease to be treated as an Incentive Stock Option and would be treated for tax purposes as a Non-Qualified Stock Option.

15. Transferability of Awards. An Incentive Stock Option Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Awards other than Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than: (i) by will or by the laws of descent or distribution; (ii) by gift to members of the Participant’s immediate family in exchange for no value; or (iii) to a trust established for the benefit of one or more members of the Participant’s immediate family in exchange for no value. For purposes of the Plan, “immediate family” means the Participant’s spouse and natural, adopted or step-children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the Plan and Award Agreement as were applicable to the Award prior to the transfer, as if the Award had not been transferred.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3 and 6.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

17. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld; (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld; or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local, foreign or other marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 24, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 21.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Miscellaneous.

(a) Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any plan, arrangement or understanding, whether now existing or hereafter in effect.

(b) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

(c) Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award or Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a

Subsidiary maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performace of services, they shall have the same rights as other employees or consultants, as applicable, under generally applicable law.

(d) Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(e) Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

(f) Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

(g) Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision, to the extent practicable, will be reformed so that it is valid and as consistent as possible with the original provisions hereof, and such invalidity or unenforceability shall not affect any other provision or part thereof.

(h) Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

(i) Awards for Compensation Purposes Only. The Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of ERISA.